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                                                                    EXHIBIT 10.i


                             SBS TECHNOLOGIES, INC.
                   1993 DIRECTOR AND OFFICER STOCK OPTION PLAN
                        (as amended on November 12, 1996)

         I. PURPOSE

         The purpose of the 1993 Director and Officer Stock Option Plan (the "Plan") is to promote the long term success of SBS Technologies, Inc. by: (i) providing a means through which the Company can attract, retain and compensate Directors and Executive Officers who can materially contribute to the success of the Company and (ii) encourage stock ownership by Directors and Executive Officers so that they may have a proprietary interest in the Company's success.


         II. DEFINITIONS

         The capitalized words appearing in this Plan are defined as follows:

                  A. COMMITTEE means the Committee of the Board of Directors appointed by the Board of Directors of the Company to administer the Plan as to officers, as more fully described in the Plan.

                  B. COMMON STOCK means the no par value common stock of SBS Technologies, Inc.

                  C. COMPANY means SBS Technologies, Inc., and any subsidiaries.

                  D. OPTION means the right to acquire Common Stock, conferred pursuant to this Plan.

                  E. OPTION SHARES means shares of Common Stock which may be acquired under an Option.

                  F. OPTIONEE means the person entitled to acquire Option Shares under an Option.

                  G. EFFECTIVE DATE means the date the Plan is approved by the affirmative votes of the holders of a majority of the outstanding Common Stock entitled to vote at a meeting of the Company shareholders duly held in accordance with the laws of New Mexico.

                  H.       PLAN means the 1993 Director and Officer Stock Option
                           Plan.

                  I. PLAN SHARES means the aggregate amount of Common Stock which may be awarded under the Plan.


         III. ELIGIBLE DIRECTORS AND OFFICERS

         All Directors of the Company who are not employees of the Company, whether elected or appointed, ("Eligible Directors") and all Executive Officers of the Company subject to Section 16 of the Securities Act of 1934 ("Eligible Officers"), are eligible for awards under the Plan.


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         IV. THE COMMITTEE

         The Committee will consist of two or more "Non-Employee" Directors as that term is defined in Section 16b-3(b)(3)(i). No member of the Committee will be an Eligible Officer. The Committee will administer the Plan and, from time to time and in its sole discretion, select from Eligible Officers those to whom Options will be awarded and make those awards. The number of Option Shares covered by an Option will be determined by the Committee in accordance with the criteria determined by the Committee, including Company performance. The exercise price will be determined by the Committee and, if not otherwise determined, will be the closing price for the Common Stock on the trading day immediately preceding the date of grant. The Committee will determine, in its sole discretion, the terms of vesting, and exercise, and termination or expiration of the Options. Payment for Option Shares upon exercise of an Option will be made in cash or, in the discretion of the Committee determined as of the grant of (or by amendment to) the Option and incorporated therein, (i) in Common Stock (valued as determined by the Committee) or (ii) through a net exercise of the Option.

         V. PLAN SHARES

         The maximum number of Plan Shares for which Options may be awarded each fiscal year is five percent of the number of shares of Common Stock outstanding at the first day of that fiscal year. Those Plan Shares underlying expired or terminated Options issued under the Plan and Plan Shares available each year under the Plan as to which Options were not granted in that year shall be added to the maximum number of Plan Shares available in any subsequent fiscal year.

         VI. GRANTS TO DIRECTORS

         Each Eligible Director, upon his or her appointment by the Board of Directors within 90 days of the Company's most recently held meeting of shareholders at which Directors were elected, or election as a Director, shall automatically be awarded an option for 5,000 Option Shares. An Eligible Director serving at the Effective Date of the Plan who did not receive a grant of 5,000 Option Shares upon becoming a Director will receive an Option for 5,000 Option Shares upon the Effective Date of the Plan. Thereafter, upon each re-election as a Director, the Eligible Director shall automatically receive an Option for 5,000 Option Shares.

         VII. EXERCISE OF OPTIONS

         This paragraph applies to Options held by Eligible Directors. The exercise price per Option Share shall be the closing price for the trading day immediately preceding the date of grant. The Option will vest and become exercisable at 5:00 p.m., New Mexico time, on the day before the next meeting of shareholders of the Company at which Directors are elected following the grant of the option if the Eligible Director still holds office. The Option shall terminate the earlier of (i) failure to vest, (ii) five years from the date of grant or (iii) twelve months from the date the Optionee ceases to be a member of the Board of Directors. Payment for Option Shares upon exercise of an Option will be made in cash, or in the discretion of the Board of Directors determined as of the date of grant (or upon amendment) of the Option and incorporated therein, (i) in Common Stock valued as determined by the Board of Directors, or
(ii) through a net exercise of the Option.


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         VIII. RESTRICTIONS ON TRANSFER

         Unless and until the Company registers Plan Shares under the Securities Act of 1933 (the "Act") and as required by the securities laws of other applicable jurisdictions, the Option Shares awarded under the Plan will be "restricted securities" as that term is defined under Rule 144 of that Act and may only be transferred upon registration or in reliance on an exemption, established to the satisfaction of the Company, under the Act. Except with specific approval by the Board of Directors or the Committee, no Option will be transferable by the Optionee other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986, as amended, or Title I of the Employee Retirement Income Security Act, or the rules thereunder, unless a proposed transfer is in compliance with the requirements for registration of the Option or Option Shares on Form S-8 under the Act as those requirements are then in effect. Moreover, all Option Shares are subject to the transferability restrictions imposed by Section 16 of the Securities Exchange Act of 1934. NO OPTION (OTHER THAN UPON EXERCISE) OR OPTION SHARE MAY BE TRANSFERRED OR OTHERWISE ALIENATED IN ANY WAY FOR A PERIOD OF SIX MONTHS FROM THE DATE OF GRANT, as provided in Rule 16b-3(d)(3).

         IX. RECLASSIFICATION, CONSOLIDATION, MERGER OR EXCHANGE

         If and to the extent that the number of issued shares of Common Stock is increased or reduced by change in par value, split up, reclassification, distribution of a dividend payable in Common Stock, or the like, the number of Plan Shares will be proportionately adjusted. If the Company is reorganized, consolidated, or merged, or shares of Common Stock are exchanged, with another corporation (an "Event"), Eligible Directors and Eligible Officers will be entitled to receive shares of the reorganized, consolidated, or merged company, or shares exchanged, in the same proportion, under the same circumstances and subject to the same conditions as if the Event had not occurred.

         X. MANDATORY TAX WITHHOLDING

         Upon issuance of Option Shares under this Plan to an Eligible Director or Eligible Officer ("Participant"), the number of Option Shares otherwise issuable or payable may, at the option of the Optionee with the consent of the Company, be reduced by the amount necessary to satisfy the Participant's United States Federal and, where applicable, state and local tax withholding requirements.

         XI. SHAREHOLDER APPROVAL

         This Plan will be presented for consideration and approval of the shareholders of the Company at a meeting, special or regular, of the shareholders of the Company. If the Plan is not approved by the shareholders, the Plan shall terminate. No awards may be made under the Plan until that approval is received.


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         XII. RIGHTS AS SHAREHOLDER AND EMPLOYEE

         No person eligible to participate in this Plan will have any rights as a Shareholder of the Company with respect to the Option Shares before the date of issuance to that person of certificates for exercised awarded Option Shares. Neither the Plan nor any awards granted under the Plan will confer upon a participant any right to continue in the employ or to continue as a Director of the Company.

         XIII. TERM OF THE PLAN

         The Plan will terminate on the earlier of the award of all of the Plan Shares or termination by the Board of Directors.

         XIV. CONSTRUCTION

         The Plan will be interpreted and administered under the laws of the State of New Mexico. The Plan is intended to qualify under and comply with all applicable conditions of Rule 16b-3, or its successors, of the Securities Exchange Act of 1934. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and, with respect to actions by the Committee or Board of Directors, deemed advisable by the Committee or Board of Directors.

         XV. INTERPRETATION

         All questions of interpretation and application of the Plan will be determined, as they relate to the Eligible Officers, solely by the Committee, as they relate to the Board of Directors, solely by the Board of Directors, the determination of which will be final and binding upon all parties.

         XVI. AMENDMENT OF PLAN

         This Plan may be amended by a majority vote of the Board of Directors at any time and from time to time, except that shareholder approval of an amendment will be required if required by applicable law or regulation or the requirements of any stock exchange or Nasdaq System with which the Common Stock is registered.